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                                                                   EXHIBIT 10.28

                           SALE AND PURCHASE AGREEMENT

THIS AGREEMENT is made on March 7,2007.

BETWEEN:

(1) SINOLINK DEVELOPMENT LIMITED, whose registered office is at: Suite 901B 9/F, Kinwick Centre, 32 Hollywood Road, Central, Hong Kong (THE BUYER); and

(2) BAODING TIANWEI YINGLI NEW ENERGY RESOURCES CO. LTD., whose registered office is at No.3055 Middle Fuxing Road, Baoding (071051) CHINA (THE SELLER/THE MANUFACTURER).

WHEREBY IT IS AGREED as follows:

1. The Seller undertakes to supply eight (8) megawatt solar modules (the "Product") to the Buyer for the delivery duration from April 2007 to Dec 2007. The Seller undertakes to supply the said product in accordance with the Monthly Delivery Plan confirmed by the Parties at least two weeks in advance before the new month begins, otherwise the Seller shall liable for the cost of obtaining equivalent products.

2. The Seller shall sell and the Buyer shall purchase the Products specified below:

      2.1 Product Description: 160Wp-180Wp, 1310x990x50 and/or 1580x808x50 Poly-crystal silicon solar module (including connectors and cables)

      2.2 Price per watt: USD3.62 F.O.B. (Upper limit) for the delivery duration period between April 2007 to Dec 2007, quarterly price review between the parties shall be carried one month before the new quarter begins, the price quoted from the Seller to the Buyer is the most favorable price, and in accordance with the market situation.

3. The technical specification (see appendix and/or attachments), the particular conditions, the general conditions and warranties supplied by the Seller to the Buyer shall be deemed to form and be read and construed as part of this Agreement. Each party represents to the other party that all representations made by it pursuant to the Agreement are true and accurate as of the date of this Agreement. The Seller undertakes to give the Buyer prior written notice for any amendment, alteration to the said products. The Buyer can decide either to accept or refuse the delivery of the modified products. The Seller undertakes to fully comply all technical specifications provide by the Buyer. The standard of measurement shall according to the test reports from the Frauenhofer Institute provided by the Buyer from time to time.

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4.    The Consideration shall be paid by the Buyer to the Seller as follows:

      4.1 The currency used for the transactions can be settled either in US dollar or EURO. The Seller agrees the Buyer can choose the most preferable currency upon placing the purchase order.

      4.2 All prices quoted from the Seller to the Buyer is F.O.B. (Free On Board). The Seller undertakes to give the Buyer the most favorable price both for unit projects and for regular roof-top project orders.

      4.3 The pattern of payment shall be: [-]* payment from the Buyer to the Seller [-]* weeks after the date of shipment. The Seller shall provide the proof information of the freight forwarder that the products invoiced have been shipped to the Buyer. Such information will usually be provided via the Bill of Lading, a packing list, certificate of origin and the commercial invoice.

5. Time of Shipment. Within 24hours after the inspection of goods by the Buyer or its authorized representatives.

6.    Completion documentation shall consist as follows:

      6.1   Full set of Bills of Lading.

      6.2   Three set of invoice.

      6.3   Three set of Packing List.

      6.4 Shipment Notice from the Seller. The Seller shall inform the Buyer within 24 hours of the shipment dispatched of the name of the vessel, voyage number, date, quantity, weight and value of the shipment by fax. The Bill of Lading, invoice and packing list shall be faxed to the Buyer when it's available, followed with original copy courier to the Buyer's Representative Office in Beijing.

7.    Packing and Shipment.

      7.1 Package. Seaworthy packing, the Seller undertakes the packing is free from any mechanical, chemical, corrosion or other damage sustained during transport, handling, storage, erection or subsequent to erection.

      7.2 All components shall have a bar code or serial number, main component shall consist technical specification label on its back, detailed bar code or serial numbers of the components shall be seen outside the box or carton.

      7.3   Port of Loading: Xingang, Tianjin, China.

      7.4   Port of Destination: Seaport Germany.

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* INFORMATION INTENTIONALLY OMITTED; CONFIDENTIAL TREATMENT HAS BEEN REQUESTED
FOR SUCH INFORMATION, AND SUCH INFORMATION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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      7.5   The Seller shall at all times and at its own expense strictly comply with all applicable laws, rules, regulations and government orders, now or hereafter in effect, relating to the export with respect to the Products or its performance of this Agreement.

8. The Seller shall responsible for the safety and free from any damages of the products prior the products on board. The Buyer shall responsible for the transportation insurance thereafter.

9.    Warranties and Technical Specification.

      9.1 The Seller/Manufacture warrants that all the product supplied to the Buyer, includes but not limited to all relevant accessories, devices, parts, connectors, cord and wires supplied to the Buyer and/or its principals are manufactured from approved materials that is fully comply with industry standard (IEC61215, CE and TUV safety Class II) and/or in accordance with the Buyers recommendations and will have a full warranted period of 60 months from the date of shipment for the replacement and exchange of affected product.

      9.2 The Seller/Manufacture shall only be liable for: (a) the cost of replacing the product, labor cost associated with the installation or removal of affected product; (b) the cost of obtaining equivalent product; (c) the cost of shipment and transportations for product exchange and replacement; or (d) the cost of having the project repaired, replaced, whichever is the lower.

      9.3 Specification. The specification of solar panel will be indicated in the labels. Power tolerance shall be (a) all positive (+%) for each container; and (b) -3%to+3% for each module within the same container.

      9.4 The Seller/Manufacture confirms and provides the Buyer with IEC61215, CE and TUV safety class II certifications. And any other certifications from time to time should there are any new changes or amendments to the Products.

      9.5 The Seller shall provide the Buyer flash-testing results of the products before each shipment. The reference panel for flash-testing shall be based on measurement of the Frauenhofer Institute in Germany.

      9.6 The Manufacturer represents and warrants to the Buyer that the solar panel to be free from any defects in the absence of misapplication, mis-installation or omission on the part of the Seller. Without prejudice to any other remedy available to the Buyer, the Manufacture promises that it shall provide free repair, replacement or buy-back from the customer on the date of purchase price within 60 months from the date of the shipment which appears on the Bill of Lading. The Manufacture further guarantees that the output power of its PV module will reach 90% or above during the first 10 years from the date of installation, 80%

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            or above within 25 years from the date of installation, otherwise free replacement or buy-back according purchase price services will be provided by the Manufacture.

10.   General Terms.

      10.1 The Seller agrees not directly or engage any person, agent, associates, or consultant in sell, market or distribute the Products to the Buyer's principals or customers without obtain prior written consent from the Buyer.

      10.2 The Seller shall assist the Buyer in contact the Buyer's shipping forwarder ten days in advance of each shipment to ensure the shipment can be booked and collected by the Seller.

      10.3 Inspection before shipment. The Buyer or its duly authorized representative shall carry out inspection of the goods in the Manufacture's site, and shall issue a duplicate letter of inspection to the parties. If the Buyer or its representative fails to carry out the inspection three days prior the shipment, the Seller may deemed the goods has been duly inspected and satisfied by the Buyer, and the Seller can dispatch the shipment. The Buyer shall carry out further inspections whenever the Buyer feels it is appropriate or necessary.

      10.4 Each of the obligations, warranties and undertakings set out in this Agreement which is not fully performed at completion will continue in force after completion.

      10.5 Confidentiality. Neither party shall disclose the terms of this Agreement to any third party except as required by laws or as reasonable required to protect or enforce a party's rights. The disclosing party shall provide the other with prior written notice of any such required disclosure.

11. Dispute Resolution. Any dispute or difference arising out of or in connection with this Agreement shall first be settled amicably between the parties. If the negotiation is abandoned by either party, then such dispute or difference shall be referred to and determined by arbitration at Hong Kong International Arbitration Center and in accordance with its Domestic Arbitration Rules.

12. This Agreement shall in all respects is governed by and shall be interpreted in accordance with the Domestic Laws.

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AS WITNESS the hands of the parties hereto the date first hereinbefore written.

SIGNATORIES

SIGNED by /s/ Liansheng Miao
          --------------------------------------------
Liansheng Miao, Chief Executive Officer for and on
behalf of
THE BUYER
in the presence of:

SIGNED by /s/ Tianyi Shi
          --------------------------------------------
Tianyi Shi
for and on behalf of
THE SELLER
in the presence of:

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